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                        SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

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                                       FORM 8-K


                                    CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            DATE OF REPORT:  JUNE 11, 1998
                          (Date of earliest event reported)


                           THE IMMUNE RESPONSE CORPORATION
                (Exact name of registrant as specified in its charter)


          DELAWARE                     0-18006                   33-0255679
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


                    5935 DARWIN COURT, CARLSBAD, CALIFORNIA 92008
              (Address of principal executive offices)      (Zip Code)


         Registrant's telephone number, including area code:  (760) 431-7080

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Item 5.   OTHER EVENTS

     The Immune Response Corporation ("IRC") and Agouron Pharmaceuticals, Inc. ("Agouron") have entered into a binding Letter of Intent, dated as of June 11, 1998, under which IRC agreed to exclusively license Remune, its immune-based therapy under development for the treatment of HIV infection, to Agouron. The license to Agouron is worldwide, except that certain countries in Asia and Southeast Asia and Central and South America were excluded from this license grant.

     IRC and Agouron agreed to act in good faith to enter into a definitive agreement. The Letter of Intent sets forth the basic terms upon which IRC and Agouron have agreed. Until a definitive agreement is entered into, the Letter of Intent shall continue in effect. At any time after October 15, 1998, Agouron may terminate all of its rights and obligations under the Letter of Intent or any definitive agreement, but only on the basis of its concerns related to the safety, efficacy, competitiveness, or commercial feasibility of Remune.

     In summary, the Letter of Intent further provides that:

     * IRC and Agouron will collaborate to complete the clinical development of Remune.

     *    IRC and Agouron shall use reasonable diligence to register Remune.

     * Agouron shall use reasonable efforts to conduct a 200-plus patient viral load study.

     * Beginning on October 15, 1998, Agouron will make quarterly payments to support clinical and manufacturing development of Remune (totaling up to $18 million).

     * Agouron may make up to $45 million in milestone payments, including $10 million to be paid on or before July 11, 1998.

     * Agouron or its sublicensees shall use commercially reasonable efforts to market Remune, if Remune is approved for marketing.

     * IRC shall use commercially reasonable efforts to supply Remune to Agouron.

     *    Pre-tax profits from Remune will be shared equally by IRC and Agouron.

     * At any time after October 15, 1998, Agouron may terminate its development obligations on the basis of concerns related to the safety, efficacy, competitiveness, or commercial feasibility of Remune.

     * At any time after October 15, 1998 Agouron may terminate, on a country-by-country basis, its marketing rights for Remune on the basis of concerns related to the safety, efficacy, competitiveness, or commercial feasibility of Remune.

     * Agouron may purchase up to $14 million of IRC stock priced at a premium to market, of which $2 million was purchased upon signing the Letter of Intent.

     This Form 8-K contains forward-looking statements. Actual results could vary materially from those expected due to a variety of risk factors, including whether Remune will be successfully developed and approved for marketing, whether IRC and Agouron will negotiate and enter into a definitive agreement, whether Agouron will terminate the Letter of Intent or a definitive agreement at any time after October 15, 1998, whether Agouron will make any additional payments pursuant to the terms of the Letter of Intent, whether IRC will be able to manufacture commercial quantities of Remune and whether there will be any pre-tax profits from sales of Remune and those risks set forth from time to time in IRC's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 1997.

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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July 1, 1998.

                                  THE IMMUNE RESPONSE CORPORATION



                                  By       /s/ CHARLES J. CASHION
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                                             Charles J. Cashion,
                                        Senior Vice President, Finance &
                                     Administration, Chief Financial Officer,
                                             Secretary and Treasurer

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